                                                                     Exhibit 4.6

                               (Face of Security)

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE GOLDMAN SACHS GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                    (Face of Security continued on next page)
                                       -1-
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CUSIP
NO. ____________
                          THE GOLDMAN SACHS GROUP, INC.

                           MEDIUM-TERM NOTES, SERIES B


                         __% Exchangeable Note due _____
             (Exchangeable for Common Stock of [Index Stock Issuer])


                  The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

FACE AMOUNT:  $__________

PRINCIPAL AMOUNT: on the Stated Maturity Date, the Company will pay the Holder cash equal to 100% of the Outstanding Face Amount, unless (i) the Holder exercises the Exchange Right, (ii) the Company exercises the Call Right or (iii) an Automatic Exchange occurs, all as provided on the face of this Security.

EXCHANGE RIGHT: the Holder may elect to exchange this Security for Stock at the Exchange Rate, provided that the Company may elect to pay the Holder the cash value of the Stock otherwise deliverable in any such exchange instead of delivering such Stock, all as provided in section 5 on the face of this Security.

EXCHANGE RATE: _____ shares of Stock for each $1,000 of the Outstanding Face
         Amount exchanged, subject to adjustment as provided on the face of this Security.

CALL RIGHT: the Company may redeem this Security as provided in section 6 on the face of this Security.

STOCK and STOCK ISSUER: common stock of [Index Stock Issuer], subject to adjustment as provided on the face of this Security.

AUTOMATIC EXCHANGE: an Automatic Exchange of this Security may occur on the Stated Maturity Date or on any Call Date, as provided in section 7 on the face of this Security.

CALCULATION AGENT: Goldman, Sachs & Co.

DEFEASANCE: neither full defeasance nor covenant defeasance applies to this Security.


                    (Face of Security continued on next page)

OTHER TERMS:

                  All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. References in this Security to numbered sections are to numbered sections on the face of this Security, unless the context requires otherwise. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

                  "Authorized Denomination" means, with respect to this security, a Face Amount of $10,000 or a multiple of $1,000 in excess of $10,000.

                  "Automatic Exchange" means an exchange of the Outstanding Face Amount of this Security for cash, Stock or other property, as provided in section 7.

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which [the NYSE] [the Nasdaq National Market] (or, if different, the principal securities market in which the Stock is then quoted or traded), or on which banking institutions in The City of New York generally, are authorized or obligated by law, regulation or executive order to close.

                  "Call Date" means the day specified by the Company in a Call Notice for redemption of the Outstanding Face Amount of this Security, unless the Call Date is postponed to a later date as provided in section 7(c), in which case the Call Date shall be such later date; provided, however, that a Call Date shall in all cases be after _____. As applied to this Security, the term "Redemption Date" as used in the Indenture shall mean the Call Date, if any.

                  "Call Notice" means a notice of redemption given by the Company to the Holder of this Security as provided in section 6.

                  "Call Notice Date" means any Business Day on which the Company gives a Call Notice.

                  "Closing Price" means, with respect to any security on any day, the closing sale price or last reported

                    (Face of Security continued on next page) sale price, regular way, for the security on a per-share or other unit basis (i) on the principal national securities exchange on which such security is listed for trading on such day, (ii) in the event such security is not listed on any national securities exchange, on the Nasdaq National Market System on such day or (iii) in the event such security is not quoted in the Nasdaq National Market System on such day, on such other U.S. national market system that is the primary market for the trading of such security; provided, however, that, in the event such security is not listed or quoted as described in clause (i), (ii) or
(iii) above, the Closing Price with respect to such security will be the average, as determined by the Calculation Agent, of the bid prices for such security obtained from as many dealers in such security selected by the Calculation Agent (which may include the Calculation Agent or any affiliate of such agent or of the Company) as will make such bid prices available to the Calculation Agent (provided that the number of such dealers need not exceed three). [Modify as appropriate if primary market is outside United States.]

                  "Default Amount" means, on any day, an amount, in U.S. dollars, equal to the cost of having a Qualified Financial Institution expressly assume, as of such day, the due and punctual payment of the principal of and interest on this Security, and the performance or observance of every covenant hereof and of the Indenture on the part of the Company to be performed or observed with respect to this Security (or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security as the Company's obligations hereunder). Such cost will equal (i) the lowest amount that a Qualified Financial Institution (selected as provided below) would charge to effect such assumption (or undertaking) plus (ii) the reasonable expenses (including reasonable attorneys' fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption (or undertaking). During the Default Quotation Period, each of the Holder of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and notify the other in writing of such quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is so given, during the Default Quotation Period; provided

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                                       -4-
that, with respect to any quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution providing such quotation and notify the other party in writing of such grounds within two Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount. The "Default Quotation Period" will be the period beginning on the day the Default Amount first becomes due and payable and ending on the third Business Day after such due day, unless no such quotation is so obtained, or unless every such quotation so obtained is objected to within five Business Days after such due day as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice is given of such a quotation as provided above, unless such quotation is objected to as provided above within five Business Days after such first Business Day, in which case the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Determination Date, then the Default Amount will equal the Principal Amount.

                  "Determination Date" means the fifth Business Day prior to _______; provided, however, that if a Market Disruption Event occurs or is continuing on each of the fifth, sixth and seventh Business Days prior to ______, the Determination Date will be the next succeeding Business Day on which a Market Disruption Event does not occur and is not continuing; provided, further, that in no event will the Determination Date be later than _______ or, if ______ is not a Business Day, later than the first Business Day after
________.

                  "Distribution Property" means securities, cash and/or other property distributed in any Reorganization Event in respect of the relevant Reference Amount and, in the case of a Spin-Off Event, includes such Reference Amount.

                  "Exercise Requirements" means, with respect to any exchange of this Security pursuant to section 5, all the following requirements that apply to such exchange:

                    (Face of Security continued on next page)

                  (i) Both the Trustee and the Calculation Agent must receive a properly completed and signed Notice of Exchange specifying the Outstanding Face Amount of this Security to be exchanged. In each case, such notice must be delivered by facsimile to the applicable number and location specified in the Notice of Exchange (or to such other number and location, or in such other manner, as the Trustee or Calculation Agent, as applicable, may specify to the Holder).

                  (ii) If this Security is not a Global Security, the Trustee must receive the certificate representing this Security. In each case, such delivery must be made by mail, by hand or by reputable commercial courier, to the office of the Trustee, and to the attention of its representative, specified in the Notice of Exchange (or to such other location, or in such other manner, as the Trustee may specify to the Holder).

                  (iii) If this Security is not a Global Security and the Exchange Date occurs after a Regular Record Date and before the related Interest Payment Date, the Trustee must receive cash in an amount equal to the interest payable on the portion of this Security to be exchanged, as provided in clause (iv) of section 5. In each case, such delivery must be made by check, as provided in clause (ii) above, or by wire transfer to an account specified by the Trustee (or in such other manner as the Trustee may specify).

                  (iv) If this Security is a Global Security, the beneficial interest in the portion of the Security to be exchanged must be transferred on the books of the Depositary to the account of the Trustee at the Depositary and the Trustee must receive and accept the transfer, all in accordance with the applicable procedures of the Depositary. If the Trustee receives and accepts the transfer by 3:00 P.M., New York City time, on any Business Day, the requirement in this clause (iv) will be deemed satisfied as of 11:00 A.M.
         on the same Business Day.

The Calculation Agent will, in its sole discretion, resolve any questions that may arise as to the validity of a Notice

                    (Face of Security continued on next page) of Exchange or as to whether and when the Exercise Requirements have been satisfied in respect of any exchange.

                  "Exchange Date" means, with respect to any exchange of this Security pursuant to section 5, the fifth Business Day after the Exchange Notice Date for such exchange. Notwithstanding the foregoing, the Exchange Date may be postponed as provided in section 5, in which case the Exchange Date shall be the date to which it is so postponed.

                  "Exchange Notice Date" means, with respect to any exchange of this Security pursuant to section 5, the first Business Day on which all Exercise Requirements have been satisfied with respect to such exchange by 11:00 A.M., New York City time, on such day, provided that such first Business Day must occur no later than the earlier of (i) the third Business Day prior to the Determination date and (ii) any Call Notice Date. If the Exercise Requirements have been satisfied with respect to an exchange on a Business Day but after 11:00 A.M., New York City time, the next Business Day will be the Exchange Notice Date for such exchange, subject to the proviso in the prior sentence. Notwithstanding the foregoing, the Exchange Notice Date may be postponed as provided in section 5, in which case the Exchange Notice Date shall be the date to which it is so postponed.

                  "Ex-Dividend Date" for any dividend or other distribution in respect of the Stock shall mean the first day on which the Stock trades without the right to receive such dividend or other distribution.

                  "Market Disruption Event" means, with respect to the Stock,
(i) a suspension, absence or material limitation of trading of the Stock in the primary market for the Stock for more than two hours of trading or during the one-half hour period preceding the close of trading in such market, (ii) a suspension, absence or material limitation of trading in option contracts related to the Stock, if available, in the primary market for such contracts for more than two hours of trading or during the one-half hour period preceding the close of trading in such market or (iii) the Stock does not trade in what was the primary market for the Stock, in each case (i), (ii) and (iii) as determined by the Calculation Agent; provided, however, that no such event described in clause (i), (ii) or (iii) will be a Market

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                                       -7-

Disruption Event unless the Calculation Agent also determines that such event materially interferes with the ability of the Company or any of its affiliates to unwind all or a material portion of any hedge that any of them effects with respect to this Security. For purposes of determining whether a Market Disruption Event has occurred, (a) a limitation on the hours or numbers of days of trading in the relevant market will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of such market, (b) a decision to permanently discontinue trading in the relevant option contracts will not constitute a Market Disruption Event, (c) a suspension or limitation of trading in option contracts related to the Stock, if available, in the primary market for such contracts, by reason of (1) a price change exceeding limits set by such market, (2) an imbalance of orders relating to such contracts or (3) a disparity in bid and ask quotes relating to such contracts, will, in each case (1), (2) and (3), constitute a suspension or material limitation of trading in option contracts related to the Stock and (d) an "absence of trading" in the primary market on which option contracts related to the Stock are traded will not include any time when such market is itself closed for trading under ordinary circumstances. References to the Stock in this paragraph will also be deemed to refer to any Distribution Property consisting of securities.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Notice of Exchange" means a properly completed and signed notice substantially in the form attached to the Company's prospectus supplement dated _______ relating to this Security (or such other form as is acceptable to the Trustee and the Calculation Agent). Once given, a Notice of Exchange may not be revoked.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Original Issue Date" means __________.

                  "Qualified Financial Institution" means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan that at such time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated A-1 or higher by Standard & Poor's Ratings

                    (Face of Security continued on next page)

Group (or any successor) or P-1 or higher by Moody's Investors Service, Inc. (or any successor) or, in either case, such other comparable rating, if any, then used by such rating agency.

                  "Redemption Price" means the amount payable in respect of this Security on a Call Date pursuant to section 6. The Redemption Price payable on any Call Date does not include any accrued interest payable in respect of this Security.

                  "Reference Amount" means, initially, the amount of Stock specified above under "Exchange Rate" and shall be adjusted, as to the amount(s) and/or type(s) of property comprising the same, by the Calculation Agent as provided in sections 8 through 15.

                  "Stated Maturity Date" means ______ or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that if the fifth Business Day preceding _______ is not the Determination Date, the Stated Maturity Date will be the fifth Business Day succeeding the Determination Date; provided, further, that in no event will the Stated Maturity Date be later than the fifth Business Day after ______ or, if ________ is not a Business Day, later than the sixth Business Day after ______.


                  "Trade Date" means ________.

                            ________________________

                  1.       Promise to Pay Principal and Interest

                  The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, as principal, the Outstanding Face Amount on the Stated Maturity Date, subject to the other provisions of this Security, and to pay interest on the Outstanding Face Amount, from the Original Issue Date or from the most recent date to which interest has been paid or duly provided for, on __________ and

                    (Face of Security continued on next page)

______________ (each an "Interest Payment Date") in each year, commencing on
_____________, and at the Maturity of the principal at the rate of ___% per annum, until the principal of this Security is paid or made available for payment. Any such instalment of interest that is overdue at any time shall also bear interest, at the rate of ___% per annum (to the extent that payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Notwithstanding the foregoing, (i) if the Stated Maturity Date does not occur on ________, then the Interest Payment Date that would otherwise occur on _________ shall instead occur on the Stated Maturity Date, (ii) interest on any overdue amount shall be payable on demand and (iii) the accrual and payment of interest on any portion of the Face Amount exchanged by the Holder pursuant to section 5 or subject to an Automatic Exchange pursuant to section 7 shall be subject to the applicable provisions of those sections.

                  2.       Payment of Interest

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. If this Security is a Global Security, the Regular Record Date for an Interest Payment Date shall be the first Business Day before such Interest Payment Date. If this Security is not a Global Security, the Regular Record date for an Interest Payment Date shall be the fifteenth calendar day (whether or not a Business Day) next preceding such Interest Payment Date. Any interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be

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                                      -10-
required by such exchange, all as more fully provided in the Indenture.

                  3.       No Fractional Shares

                  No fractional shares will be delivered in exchange for this Security. If more than one Security of this series and of like tenor are to be exchanged for Stock on the same date and by the same Holder pursuant to section 5, 7(a) or 7(b), the number of full shares that will be delivered upon exchange will be calculated on the basis of the aggregate number of such Securities. If this Security is a Global Security and two or more portions of this Security are to be exchanged for Stock on the same date pursuant to two or more Notices of Exchange, the number of full shares that will be delivered upon exchange will be calculated separately with respect to each such Notice of Exchange, on the basis of the Face Amount to be exchanged pursuant to each such Notice of Exchange. In lieu of any fractional share otherwise deliverable in exchange for this Security, the Holder shall be entitled to receive an amount in cash equal to the value of such fractional share based on the following: (i) for an exchange pursuant to section 5, the Closing Price of the relevant security on the relevant Exchange Notice Date and (ii) for an exchange pursuant to section 7(a) or 7(b), the Average Closing Price of the relevant security, as determined pursuant to such section (or such other price as may apply in lieu thereof pursuant to section 7(c)). With respect to any security other than a share of capital stock, a fractional share shall be deemed to mean any denomination other than an authorized denomination for such security.

                  4.       Principal Amount

                  The principal of this Security that becomes due and payable on the Stated Maturity Date shall be the Outstanding Face Amount unless an Automatic Exchange is to occur on such date, in which case such principal shall be the cash, Stock or other property that the Company is obligated to deliver (or cause to be delivered) in such Automatic Exchange. The principal of this Security that becomes due and payable on a Call Date shall be the Redemption Price unless an Automatic Exchange is to occur on such date, in which case such principal shall be the cash, Stock or other property that the Company is obligated to deliver (or cause to be delivered) in such Automatic Exchange. The principal of this Security that becomes due

                    (Face of Security continued on next page) and payable on any Exchange Date shall be the cash, Stock or other property that the Company is obligated to deliver in exchange for this Security (or any portion hereof being exchanged) on such date. The principal of this Security that becomes due and payable upon acceleration of the Maturity hereof after an Event of Default has occurred pursuant to the Indenture shall be the Default Amount. When the cash, Stock or other property referred to above in this section 4 has been paid or delivered as provided herein (or such payment or delivery has been duly provided for), the principal of this Security (or the portion hereof being exchanged, as the case may be) shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment of the principal of this Security on any day shall be deemed to mean the delivery or payment of cash, Stock or other property that is payable or deliverable on such day as provided in this Security. Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Securities pursuant to the Indenture has been given or taken by Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to equal the Face Amount. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture or when the principal of this Security shall be deemed to have been paid in full as provided above and all interest payable on this Security has been paid (or such payment of interest has been duly provided for).

                  5.       Holder's Exchange Right

                  The Holder may elect to exchange the Outstanding Face Amount of this Security, in whole or in part at any time and from time to time, for shares of Stock at the Exchange Rate, provided that the Exercise Requirements with respect to such exchange have been satisfied no later than 11:00 A.M., New York City time, on the earlier of (i) the third Business Day before the Determination Date and (ii) any Call Notice Date. If the Holder makes such an election, the Company may choose, at its sole option, either to deliver such shares of Stock to the Holder (subject to section 3 above) or to pay cash to the Holder in an amount equal to the value of such shares (including any fractional share), which value shall equal the number of such shares

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                                      -12-
multiplied by the Closing Price of the Stock on the applicable Exchange Notice Date. The Company shall make (or cause its agent to make) the delivery or payment due in any such exchange on the applicable Exchange Date and in the manner provided in section 17 below. No election to exchange this Security pursuant to this section 5 shall be effective unless the Exercise Requirements are satisfied with respect to such exchange at or prior to the date and time specified above. The right of the Holder to exchange the Security pursuant to this section 5 is herein called the "Exchange Right".

                  If the Holder exercises the Exchange Right and if the Company chooses to pay cash instead of delivering Stock on the applicable Exchange Date, the Company will notify the Holder of its election no later than the Business Day after the related Exchange Notice Date. If the Holder exercises the Exchange Right and the Company does not notify the Holder of such election on the Business Day after the related Exchange Notice Date, the Company will deliver shares of Stock (subject to section 3) on the Exchange Date, except as provided below in this section 5. The Company will give any such notice by telephone or telecopier to the number specified in the applicable Notice of Exchange by the Person who signs such notice.

                  If a Market Disruption Event occurs or is continuing on a day that would otherwise be an Exchange Notice Date, then such Exchange Notice Date will be postponed to the first succeeding Business Day on which a Market Disruption Event does not occur and is not continuing. In no event, however, will any Exchange Notice Date be postponed by more than five Business Days. If an Exchange Notice Date is postponed, the related Exchange Date will also be postponed, to the fifth Business Day after the day to which such Exchange Notice Date is postponed. If an Exchange Notice Date is postponed to the last possible day, and a Market Disruption Event occurs or is continuing on that day, that day will nevertheless be such Exchange Notice Date.

                  In the event that a Market Disruption Event occurs or is continuing on an Exchange Notice Date or on any later day through and including the related Exchange Date, the Company may choose to pay cash instead of delivering Stock on such Exchange Date, even if the Company has not notified

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                                      -13-
the Holder of its election to pay cash as provided above in this section 5.

                  If the Company elects to pay the cash value of the Stock otherwise deliverable on an Exchange Date but the Closing Price of the Stock that must be used to determine such cash value is not available on the related Exchange Notice Date, either because of a Market Disruption Event or for any other reason, the Calculation Agent will nevertheless determine that Closing Price based on its assessment, made in its sole discretion, of the market value of the Stock on such Exchange Notice Date. This paragraph shall apply whether the election to pay cash is made pursuant to the prior paragraph or the second paragraph of this section 5.

                  Partial exchanges of this Security will be permitted only if the portion of the Face Amount exchanged is a multiple of $1,000 and only if the unexchanged portion is an Authorized Denomination. References herein to any portion of this Security being exchanged shall mean the entire amount of this Security if the entire amount is being exchanged.

                  If the Holder exercises the Exchange Right, the applicable provisions of this paragraph will apply to the exchanged portion of this Security.

                  (i) If the applicable Exchange Date occurs on an Interest Payment Date, interest will accrue on the exchanged portion to, but excluding, such Interest Payment Date. The interest that accrues on such exchanged portion to such Interest Payment Date, excluding any part of such interest that becomes payable prior to such Interest Payment Date, shall be payable on such Interest Payment Date as provided in section 2 above.

                  (ii) If the applicable Exchange Date occurs after an Interest Payment Date but on or before the next Regular Record Date, interest will accrue on the exchanged portion only to, and excluding, such prior Interest Payment Date and no interest will accrue or be payable for the later period that precedes such Exchange Date.


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                                      -14-

                  (iii) If the applicable Exchange Date occurs on or before the first Regular Record Date, interest will not accrue or be payable on such exchanged portion.

                  (iv) If this Security is not a Global Security and the applicable Exchange Date occurs after a Regular Record Date but before the related Interest Payment Date, interest will accrue on the exchanged portion of this Security to, but excluding, such Interest Payment Date. The interest that accrues on such exchanged portion to such Interest Payment Date, excluding any part of such interest that becomes payable prior to such Interest Payment Date, will be payable on such Interest Payment Date as provided in section 2 above; provided, however, that the Holder exercising the Exchange Right with respect to such portion will be required to pay to the Trustee (for the benefit of the Company), no later than 11:00 A.M., New York City time, on the Exchange Notice Date, cash in an amount equal to the interest that becomes payable on the exchanged portion of this Security on such Interest Payment Date.

Notwithstanding the foregoing, if the Company defaults on its obligation to make (or cause to be made) the delivery or payment due in respect of any portion of this Security on an Exchange Date pursuant to this section 5, interest shall accrue on such portion from the Exchange Date to the day such delivery or payment is made or made available and shall be payable on demand of the Holder.

                  6.       Company's Call Right

                  This Security is subject to redemption upon [not less than 8 Business Days' nor more than 15 Business Days'] [not less than 15 days' nor more than 30 days'] notice, at any time after ____________, in whole but not in part, at the election of the Company for cash at [a Redemption Price equal to __% of the Outstanding Face Amount on the Call Date, plus accrued interest to the Call Date] [the following Redemption Prices, which are expressed as a percentage of the Outstanding Face Amount on the Call Date: If redeemed during the 12-month period beginning on ____ of the years indicated,

                  Year                               Redemption Price
                                                            %

                    (Face of Security continued on next page) and thereafter at a Redemption Price equal to __% of the Outstanding Face Amount on the Call Date, together in the case of any such redemption with accrued interest to the Call Date]. Interest instalments whose Stated Maturity is on or prior to a Call Date will be payable as provided in section 2.

                  The Company shall not give a Call Notice that results in a Call Date later than the Stated Maturity Date. A Call Notice, once given, shall be irrevocable.

                  If the Company gives a Call Notice, this Security will be subject to the provisions of section 7(b). If an Automatic Exchange is to occur pursuant to section 7(b), then, notwithstanding the foregoing, this Security shall not be subject to redemption pursuant to this section 6. If an Automatic Exchange is not to occur pursuant to section 7(b), then this Security shall be redeemed on the Call Date as provided in this section 6 and in the Indenture (as modified by this section 6).

                  7.       Automatic Exchange

                  (a) On the Stated Maturity Date. If the Holder does not exercise the Exchange Right for the entire Outstanding Face Amount of this Security by 11:00 A.M., New York City time, on the third Business Day before the Determination Date and the Company does not give a Call Notice, the provisions of this section 7(a) will apply. On the Determination Date, the Calculation Agent (i) will determine the number of shares of Stock (including any fractional share) that would be deliverable in exchange for the Outstanding Face Amount on such date at the Exchange Rate, if such amount were to be exchanged on such date pursuant to section 5, and (ii) will multiply such number of shares by the average of the Closing Prices of the Stock on each of the three consecutive Business Days ending on and including the Determination Date, subject to section 7(c) below. The resulting amount determined pursuant to the prior sentence and section 7(c), as applicable, is herein called the "Section 7(a) Amount".

                  If the Section 7(a) Amount exceeds the sum of (i) the Outstanding Face Amount on the Determination Date plus (ii) the amount of the regular interest instalment that would become due on such Outstanding Face Amount on the

                    (Face of Security continued on next page)

Stated Maturity Date if such Outstanding Face Amount were not exchanged or redeemed, then, without any action being taken by the Holder, this Security will automatically be exchanged as follows. On the Stated Maturity Date, either the Company will deliver to the Holder the shares of Stock specified in clause (i) of the prior paragraph or, at the Company's option, the Company will pay to the Holder cash in an amount equal to the Section 7(a) Amount. The Company will be entitled to select either of these alternatives at its option and without notifying the Holder or any other Person of its selection. In determining the amounts specified in this paragraph and the prior paragraph, the Outstanding Face Amount on the Determination Date shall be deemed to exclude any portion thereof to be exchanged pursuant to section 5 on an Exchange Date that occurs on or after the Determination Date. In addition, if the Outstanding Face Amount on the Stated Maturity Date is lower than the Face Amount deemed to be Outstanding on the Determination Date, then the number of shares to be delivered or the amount of cash to be paid on the Stated Maturity Date pursuant to this section 7(a) will be proportionately reduced.

                  If the Section 7(a) Amount does not exceed the sum specified in the prior paragraph, then this Security shall not be subject to an Automatic Exchange pursuant to this section 7(a) and the Company will pay the Holder the Outstanding Face Amount on the Stated Maturity Date as provided in section 1.

                  If any portion of this Security is subject to an Automatic Exchange pursuant to this section 7(a), no interest will accrue or be payable on such portion in respect of the period from the Interest Payment Date prior to the Stated Maturity Date to the Stated Maturity Date. If the Company defaults on its obligation to make the delivery or payment due in respect of any portion of the Security in such an Automatic Exchange, interest shall accrue on such portion from the Stated Maturity Date to the day such delivery or payment is made or made available and shall be payable on demand of the Holder.

                  (b) On a Call Date. If the Company gives a Call Notice, the provisions of this section 7(b) will apply. On the Section 7(b) Calculation Day (as defined in section 7(c)), the Calculation Agent (i) will determine the number of shares of Stock (including any fractional share) that

                    (Face of Security continued on next page) would be deliverable in exchange for the Outstanding Face Amount on such day at the Exchange Rate, if such amount were to be exchanged on such day pursuant to section 5, and (ii) will multiply such number of shares by the average of the Closing Prices of the Stock on each of the three consecutive Business Days beginning on and including the Call Notice Date, subject to section 7(c) below. The resulting amount determined pursuant to the prior sentence and section 7(c), as applicable, is herein called the "Section 7(b) Amount".

                  If the Section 7(b) Amount exceeds the sum of (i) the Redemption Price that would be payable on the Call Date in respect of the Outstanding Face Amount on the Section 7(b) Calculation Day plus (ii) the amount of interest that will have accrued on such Outstanding Face Amount from and after the last Interest Payment Date before the Call Date to the Call Date, then, without any action being taken by the Holder, this Security will automatically be exchanged as follows. On the Call Date, either the Company will deliver to the Holder the shares of Stock specified in clause (i) of the prior paragraph or, at the Company's option, the Company will pay to the Holder cash in an amount equal to the Section 7(b) Amount. The Company will be entitled to select either of these alternatives at its option and without notifying the Holder or any other Person of its selection. In determining the amounts specified in this paragraph and the prior paragraph, the Outstanding Face Amount on the Section 7(b) Calculation Day will be deemed to exclude any portion thereof to be exchanged pursuant to section 5 on an Exchange Date that occurs on or after the Section 7(b) Calculation Day. In addition, if the Outstanding Face Amount on the Call Date is lower than the Face Amount deemed to be Outstanding on the Section 7(b) Calculation Day, then the number of shares to be delivered or the amount of cash to be paid on the Call Date pursuant to this section 7(b) will be proportionately reduced.

                  If the Section 7(b) Amount does not exceed the sum specified in the prior paragraph, then this Security shall not be subject to an Automatic Exchange pursuant to this section 7(b) and the Company will redeem the Outstanding Face Amount on the Call Date as provided in section 6.

                  If any portion of this Security is subject to an Automatic Exchange pursuant to this section 7(b), no interest will accrue or be payable on such portion in

                    (Face of Security continued on next page) respect of the period from the Interest Payment Date prior to the Call Date to the Call Date. If the Company defaults on its obligation to make the delivery or payment due in respect of any portion of this Security in such an Automatic Exchange, interest shall accrue on such portion from the Call Date to the day such delivery or payment is made or made available and shall be payable on demand of the Holder.

                  (c) Deferred Pricing. In determining the Section 7(a) Amount or the Section 7(b) Amount, the Calculation Agent shall follow the applicable provisions of clauses (i) through (iv) below. For the purposes of this section 7(c), the three-Business Day pricing periods referred to in sections 7(a) and 7(b) are each called a "Pricing Period" and the averages of the Closing Prices specified in sections 7(a) and 7(b) are each called an "Average Closing Price".

                  (i) If a Market Disruption Event occurs or is continuing on only one Business Day during the relevant Pricing Period, the Calculation Agent will use, instead of the relevant Average Closing Price, the average of the Closing Prices on the two other Business Days during that period.

                  (ii) If a Market Disruption Event occurs or is continuing on only two Business Days during the relevant Pricing Period, the Calculation Agent will use, instead of the relevant Average Closing Price, the Closing Price on the one other Business Day during that period.

                  (iii) If a Market Disruption Event occurs or is continuing on all three Business Days during the relevant Pricing Period, then the Calculation Agent will use, instead of the relevant Average Closing Price, the Closing Price on the first Business Day after that period on which no Market Disruption Event occurs or is continuing. Such first Business Day, however, shall not be later than the Determination Date, in the case of an Automatic Exchange on the Stated Maturity Date, or later than the fifth Business Day after the relevant Pricing Period, in the case of an Automatic Exchange on the Call Date. Such first Business Day is herein called a "Deferred Pricing Date" and such latest Business Day on which a Deferred Pricing Date may occur is herein called the "Latest

                    (Face of Security continued on next page)

         Possible Pricing Date". (The Deferred Pricing Date may occur on the Latest Possible Pricing Date.)

                  (iv) If a Market Disruption Event occurs or is continuing on each Business Day during the relevant Pricing Period and on each subsequent Business Day through and including the Latest Possible Pricing Date, the Calculation Agent will nevertheless determine the Closing Price of the Stock (and the Deferred Pricing Date will occur) on the Latest Possible Pricing Date. If the Calculation Agent determines that the Closing Price is not available on the Latest Possible Pricing Date, either because of a Market Disruption Event or for any other reason, the Calculation Agent will determine the Closing Price based on its assessment, made in its sole discretion, of the market value of the Stock on the Latest Possible Pricing Date. The Calculation Agent will use the Closing Price on the Latest Possible Pricing Date, however determined, instead of the Average Closing Price.

If a Call Notice is given and the Calculation Agent uses the Closing Price (however determined as aforesaid) on a Deferred Pricing Date as provided in clause (iii) or (iv) above, the Call Date shall be the later of (x) the fifth Business Day after such Deferred Pricing Date and (y) the original Call Date specified in the Call Notice. If the date described in clause (x) is later than the date in clause (y), the Call Date shall automatically be postponed to such later date, without notice to the Holder or any other Person and whether this Security is redeemed or an Automatic Exchange occurs on the Call Date. If a Call Notice is given, the last day of the relevant Pricing Period will be the "Section 7(b) Calculation Day" unless the Calculation Agent uses a Closing Price on the Deferred Pricing Date to determine the Section 7(b) Amount, in which case the "Section 7(b) Calculation Day" will be such Deferred Pricing Date.

                  8.       Antidilution Adjustment.

                  The Calculation Agent shall adjust the Exchange Rate as provided in this Security in respect of each event for which adjustment is required under sections 9 through 14 (and not in respect of any other event). (If more than one such event occurs, the Calculation Agent shall adjust the Exchange Rate as so provided for each such event,

                    (Face of Security continued on next page) sequentially, in the order in which such events occur, and on a cumulative basis.) With respect to any portion of this Security to be exchanged, including any portion subject to an Automatic Exchange, the Calculation Agent will make the required determinations and adjustments no later than the related Exchange Notice Date. Solely for this purpose, the Exchange Notice Date for an Automatic Exchange will be the last Business Day for which the Closing Price or other market value of the Stock is used to determine the amount of cash payable in such exchange. If any event requiring adjustment occurs during a Pricing Period for an Automatic Exchange, so that one or more but not all the Closing Prices used to calculate the relevant Average Closing Price are affected by the event, the Calculation Agent will make any additional adjustments it considers necessary to give appropriate effect to this fact.

                  Notwithstanding any provision of this Security, if an event for which adjustment is required under sections 9 through 14 occurs, the Calculation Agent may make the adjustment and any related determinations and calculations in a manner that differs from that specified in this Security as necessary to achieve an equitable result. Upon written request by the Holder to the Calculation Agent, the Calculation Agent will provide the Holder with such information about adjustments made pursuant to this Security as such agent determines is appropriate.

                  9.       Stock Splits.

                  If the Stock is subject to a stock split, then at the opening of business on the first day on which the Stock trades without the right to receive the stock split, the Calculation Agent will adjust the Exchange Rate to equal the sum of the Exchange Rate in effect immediately prior to such adjustment plus the product of (i) the number of new shares issued in the stock split with respect to one share of the Stock and (ii) the Exchange Rate in effect immediately prior to such adjustment. The Exchange Rate will not be adjusted, however, unless such first day occurs after the Trade Date and on or before the relevant Exchange Notice Date.

                  10.      Reverse Stock Splits.

                  If the Stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the

                    (Face of Security continued on next page)

Calculation Agent will adjust the Exchange Rate to equal the product of the Exchange Rate in effect immediately prior to such adjustment and the quotient of
(i) the number of shares of outstanding Stock resulting from the reverse stock split divided by (ii) the number of shares of Stock outstanding immediately before the reverse stock split becomes effective. The Exchange Rate will not be adjusted, however, unless the reverse stock split becomes effective after the Trade Date and on or before the relevant Exchange Notice Date.

                  11.      Stock Dividends.

                  If the Stock is subject to a stock dividend that is given ratably to all holders of the Stock, then at the opening of business on the Ex-Dividend Date, the Calculation Agent will adjust the Exchange Rate to equal the Exchange Rate in effect immediately prior to such adjustment plus the product of (i) the number of shares issued in the Stock dividend with respect to one share of the Stock and (ii) the Exchange Rate in effect immediately prior to such adjustment. The Exchange Rate will not be adjusted, however, unless such Ex-Dividend Date occurs after the Trade Date and on or before the relevant Exchange Notice Date.

                  12.      Other Dividends and Distributions.

                  There will be no adjustments to the Exchange Rate to reflect dividends or other distributions paid with respect to the Stock other than (i) stock dividends as provided in section 11, (ii) dividends or other distributions constituting Spin-Off Events as provided in section 14, (iii) issuances of transferable rights or warrants as provided in section 13 and (iv) Extraordinary Dividends as provided in this section 12. A dividend or other distribution with respect to the Stock will be deemed to be an "Extraordinary Dividend" if the per share value of such dividend or other distribution exceeds the per share value of the immediately preceding dividend or distribution with respect to the Stock, if any, that is not an Extraordinary Dividend by an amount equal to at least 10% of the Closing Price of the Stock on the Business Day immediately preceding the Ex-Dividend Date for such Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to the Stock, the Calculation Agent will adjust the Exchange Rate to equal the product of (a) the Exchange

                    (Face of Security continued on next page)

Rate in effect immediately prior to such adjustment and (b) a fraction, the numerator of which is the Closing Price of the Stock on the Business Day immediately preceding the Ex-Dividend Date and the denominator of which is the amount by which such Closing Price exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for the Stock will equal (1) in the case of cash dividends or other distributions that constitute regular quarterly dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding dividend or distribution with respect to the Stock, if any, that is not an Extraordinary Dividend or (2) in the case of cash dividends or other distributions that do not constitute regular quarterly dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent. A distribution on the Stock that constitutes a stock dividend, an issuance of transferable rights or warrants or a Spin-Off Event and also constitutes an Extraordinary Dividend will result only in an adjustment to the Exchange Rate pursuant to section 11, 13 or 14, as applicable. The Exchange Rate will not be adjusted pursuant to this section 12 unless the Ex-Dividend Date for the Extraordinary Dividend occurs after the Trade Date and on or before the relevant Exchange Notice Date.

                  13.      Transferable Rights and Warrants.

                  If the Stock Issuer issues transferable rights or warrants to all holders of the Stock to subscribe for or purchase the Stock at an exercise price per share less than the Closing Price of the Stock on the Business Day immediately before the Ex-Dividend Date for such issuance, then the Calculation Agent will adjust the Exchange Rate by multiplying the Exchange Rate in effect immediately prior to such adjustment by a fraction, the numerator of which is the number of shares of Stock outstanding at the close of business on the day before such Ex-Dividend Date plus the number of additional shares of Stock offered for subscription or purchase under such transferable rights or warrants, and the denominator of which is the number of shares of Stock outstanding at the close of business on the day before such Ex-Dividend Date plus the number of additional shares of Stock that the aggregate offering price of the total number of shares of Stock so offered for

                    (Face of Security continued on next page) subscription or purchase would purchase at the Closing Price of the Stock on the Business Day immediately before such Ex-Dividend Date, with such number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of such transferable rights or warrants and dividing the resulting product by the Closing Price of the Stock on the Business Day immediately before such Ex-Dividend Date. The Exchange Rate will not be adjusted, however, unless such Ex-Dividend Date occurs after the Trade Date and on or before the relevant Exchange Notice Date.

                  14.      Reorganization Events.

                  If (i) any reclassification or other change of the Stock occurs, (ii) the Stock Issuer has been subject to a merger, combination or consolidation and is not the surviving entity or it does survive but all the shares of Stock are exchanged for or converted into Distribution Property, (iii) any statutory share exchange involving the outstanding Stock and the securities of another entity occurs (other than in a transaction described in clause (ii) above), (iv) the Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity, (v) the Stock Issuer issues to all holders of Stock equity securities of an issuer other than the Stock Issuer (other than in a transaction described in clause (i), (ii), (iii) or (iv) above) (a "Spin-Off Event"), (vi) an entity other than the Stock Issuer completes a tender or exchange offer for all the outstanding Stock or (vii) the Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law (any such event in clauses (i) through (vii), a "Reorganization Event"), then the Calculation Agent will adjust the Exchange Rate by adjusting the Reference Amount so that the Reference Amount consists of the respective amounts of each type of Distribution Property deemed, for the purposes of this Security, to be distributed in such Reorganization Event in respect of the Reference Amount as in effect immediately prior to such adjustment, taken together.

                  If the Calculation Agent determines that the Distribution Property so distributed consists of more than one type of property, the Calculation Agent will determine the respective amounts of such types that will comprise the

                    (Face of Security continued on next page) adjusted Reference Amount so that the value of each such amount bears the same relationship to the total value of all such amounts as the value of the corresponding component type of Distribution Property so distributed bears to the total value of all Distribution Property so distributed. The Calculation Agent will determine the value of each component type of Distribution Property, using the Closing Price for any such type consisting of securities and such other method as it considers reasonable for any other type. If a holder of the Stock may elect to receive different types or combinations of types of Distribution Property in the Reorganization Event, the Distribution Property will be deemed to include the types and amounts thereof distributed to a holder that makes no election. If a Reorganization Event occurs and as a result the Reference Amount is adjusted to consist of Distribution Property, the Calculation Agent will make further adjustments for subsequent events that affect such Distribution Property or any component type thereof, to the same extent that it would make adjustments if the Stock were outstanding and were affected by the same kinds of events. Consequently, if the Holder exercises the Exchange Right or an Automatic Exchange occurs, the Holder will be entitled to receive, for each $1,000 of the Outstanding Face Amount of this Security being exchanged, all components of the Reference Amount as in effect on the relevant Exchange Notice Date, with each component having been adjusted on a sequential and cumulative basis for all events requiring adjustment on or before the relevant Exchange Notice Date, unless the Company elects to pay cash in the exchange.

                  If the Exchange Right is exercised or an Automatic Exchange occurs and the Company elects to pay cash in the exchange, the Company will do so based on the applicable price of the Stock pursuant to section 5, 7(a) or 7(b) as long as the Reference Amount consists only of Stock. If a Reorganization Event occurs and the Reference Amount consists of property other than Stock, then the amount of cash the Company will pay -- for each $1,000 of the Outstanding Face Amount of this Security being exchanged -- will equal the total value of the adjusted Reference Amount, as in effect on the relevant Exchange Notice Date. The Calculation Agent will determine the value of each component of the adjusted Reference Amount as provided in the prior paragraph.


                    (Face of Security continued on next page)

                   If at any time another Person becomes the successor to the Stock Issuer, as determined by the Calculation Agent, such successor Person shall thereupon be deemed to be the Stock Issuer for all purposes of this Security. If at any time the Reference Amount consists of Distribution Property, as determined by the Calculation Agent, then all references in this Security to the "Stock" shall thereupon be deemed to mean such Distribution Property and all references in this Security to a "share of Stock" shall thereupon be deemed to mean a comparable unit of each type of property comprising such Distribution Property, as determined by the Calculation Agent.

                   Notwithstanding the foregoing, however, the Calculation Agent will not make any adjustment for a Reorganization Event unless the event becomes effective -- or, if the event is a Spin-Off Event, unless the Ex-Dividend Date for the Spin-Off Event occurs -- after the Trade Date and on or before the relevant Exchange Notice Date.

                  15.      Minimum Adjustments.

                  Notwithstanding the foregoing, no adjustment will be required in respect of any event specified in sections 9 through 14 unless such adjustment would result in a change of at least 0.1% in the Exchange Rate. The Exchange Rate resulting from any adjustment shall be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward -- e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

                  16.      Role of Calculation Agent.

                  The Calculation Agent will be solely responsible for all determinations and calculations regarding the Default Amount; whether a Market Disruption Event has occurred and whether, and if so the day to which, the Determination Date, Stated Maturity Date or any Exchange Notice Date, Exchange Date or Call Date is to be postponed; adjustment of the Exchange Rate and Reference Amount, including whether any event has occurred for which adjustment is required and as to the amounts, types and values of property comprising any Distribution Property and the Reference Amount; whether an Automatic Exchange is to occur on the Stated Maturity Date or any Call Date and as to

                    (Face of Security continued on next page) the Section 7(a) Amount or Section 7(b) Amount, including the relevant Pricing Period and Average Closing Price and any alternative price to be used in making this determination; the Closing Price or other value of the Stock or any other property; as to the Exchange Rate and the amounts and types of property deliverable or payable in exchange for this Security on the Stated Maturity Date or any Exchange Date or Call Date; and all such other matters as may be specified elsewhere herein as matters to be determined by the Calculation Agent. The Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error all determinations and calculations made by the Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Calculation Agent.

                  The Company shall take such action as shall be necessary to ensure that there is at all relevant times a financial institution serving as the Calculation Agent hereunder. The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as such agent. Insofar as this Security provides for the Calculation Agent to obtain prices or other information from any institution or other source, the Calculation Agent may do so from any source or sources of the kind contemplated hereby notwithstanding that any one or more of such sources are such agent, Affiliates of such agent or Affiliates of the Company.

                  17.      Payment and Delivery.

                  Payment of any amount payable on this Security in cash will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment or delivery of any Stock, cash or other property payable or deliverable on this Security will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Determination Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York,

                    (Face of Security continued on next page) provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that payment or delivery at Maturity shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment or delivery may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.


                  18.      Holidays.

                  Notwithstanding any provision of this Security or of the Indenture, if any delivery or payment of principal or interest would otherwise be due on this Security on a day (the "Specified Day") that is not a Business Day, such delivery or payment may be made (or such principal or interest may be made available for delivery or payment) on the next succeeding Business Day with the same force and effect as if such delivery or payment were made on the Specified Day. The provisions of this section shall apply to this Security in lieu of the provisions of Section 113 of the Indenture.

                  19. Reverse of this Security.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  20.      Certificate of Authentication.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



                    (Face of Security continued on next page)

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:


                                 THE GOLDMAN SACHS GROUP, INC.


                                 By____________________________
                                   Name:
                                   Title:


                  This is one of the Securities of the series designated herein and referred to in the Indenture.



                                   THE BANK OF NEW YORK,
                                     as Trustee

                                   By____________________________
                                        Authorized Officer

                              (Reverse of Security)
                                     Reverse

                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of May 19, 1999 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

                  This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $15,000,000,000 (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to "this series" mean the series designated on the face hereof.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions
(i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding

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
of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonable satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security as herein provided.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of

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                                      -31-
transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

                  This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in Authorized Denominations. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


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